Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Salary Reduction Profit Sharing Plan of Enzo Biochem, Inc. of our report dated October 15, 2012, with respect to the consolidated financial statements and schedule of Enzo Biochem, Inc., included in its Annual Report (Form 10-K) for the year ended July 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Jericho, New York

June 25, 2014